UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2005

HALLIBURTON RETIREMENT AND
SAVINGS PLAN
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant

 (a) Former Principal Independent Accountant. On January 12, 2005, the Halliburton Retirement and Savings Plan (the “Plan”) dismissed KPMG LLP (“KPMG”) as the principal independent accountant auditing the Plan’s financial statements. The audit reports of KPMG on the Plan’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Plan’s Benefits Committee approved the change in the principal independent accountant for the Plan.

In connection with the audits of the two fiscal years ended December 31, 2003 and 2002 and the subsequent period through January 12, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference in their opinions to the subject matter of the disagreement. In addition, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Plan during the fiscal years ended December 31, 2003 and 2002 and the subsequent period through January 12, 2005.

          (b) New Principal Independent Accountant. On February 3, 2005, after considering proposals received, the Plan engaged Harper & Pearson Company, P.C. (“Harper Pearson”) as the principal independent accountant for 2004 for the Plan.

          During the years ended December 31, 2003 and 2002 and the subsequent period through February 3, 2005, neither the Plan nor anyone acting on the Plan’s behalf consulted Harper Pearson regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(d) Exhibits.

16.1	Letter of KPMG LLP to the Securities and Exchange Commission dated March 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: March 3, 2006	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary